Exhibit 8

ASE Technology Holding Co., Ltd.

List of Subsidiaries

(As of January 31, 2026)

Name of Subsidiary	Jurisdiction of Incorporation

Advanced Semiconductor Engineering, Inc.	R.O.C.

ASE Social Enterprise Co., Ltd.	R.O.C.

ASE Global Integrated Solutions Co., Ltd.	R.O.C.

A.S.E. Holding Limited	Bermuda

J & R Holding Limited	Bermuda

Innosource Limited	British Virgin Islands

Omniquest Industrial Limited	British Virgin Islands

ASE Marketing & Service Japan Co., Ltd.	Japan

ASE Test, Inc.	R.O.C.

Advanced Microelectronic Products Inc.	R.O.C.

ASE Singapore Pte. Ltd.	Singapore

ASE Electronics (M) Sdn. Bhd.	Malaysia

ASEP Cayman Ltd.	British Cayman Islands

HydroTron Power Co., Ltd.	R.O.C.

Alto Enterprises Limited	British Virgin Islands

Super Zone Holdings Limited	Hong Kong

TLJ Intertech Inc.	R.O.C.

ASE Investment (Labuan) Inc.	Malaysia

ASE Test Limited	Singapore

Integrated Solutions Enterprise Europe	Belgium

J&R Industrial Inc.	R.O.C.

ASE Japan Co., Ltd.	Japan

ASE (U.S.) Inc.	U.S.A.

Global Advanced Packaging Technology Limited	British Cayman Islands

ASE (Shanghai) Inc.	Shanghai, China

ASE Enterprise Management (Shanghai) Inc.	Shanghai, China

ASE Corporation	British Cayman Islands

ASE Investment (Kun Shan) Limited	Kun Shan, China

Advanced Semiconductor Engineering (China) Ltd.	Shanghai, China

ASE (Korea) Inc.	Korea

ASE Cheonan, Inc.	Korea

ASE Test Holdings, Ltd.	British Cayman Islands

Name of Subsidiary	Jurisdiction of Incorporation

ISE Labs, Inc.	U.S.A.

ISE Services, Inc.	U.S.A.

ASE Assembly & Test (Shanghai) Limited	Shanghai, China

Wuxi Tongzhi Microelectronics Co., Ltd.	Wuxi, China

ISE Labs, China, Ltd.	Shanghai, China

Shanghai Ding Hui Real Estate Development Co., Ltd.	Shanghai, China

Shanghai Ding Qi Property Management Co., Ltd.	Shanghai, China

Shanghai Ding Wei Real Estate Development Co., Ltd.	Shanghai, China

Shanghai Ding Yu Real Estate Development Co., Ltd.	Shanghai, China

Kun Shan Ding Hong Real Estate Development Co., Ltd	Kun Shan, China

Shanghai Ding Xu Property Management Co., Ltd.	Shanghai, China

Shanghai Ding Yao Estate Development Co., Ltd.	Shanghai, China

Shanghai Ding Fan Business Management Co., Ltd.	Shanghai, China

ASE Mauritius Inc.	Mauritius

ASE Labuan Inc.	Malaysia

ASE Electronics Inc.	R.O.C.

Advanced Semiconductor Engineering (HK) Limited	Hong Kong

Cyland Corp.	The Philippines

USI Inc.	R.O.C.

Universal Scientific Industrial (Shanghai) Co., Ltd.	Shanghai, China

Huntington Holdings International Co., Ltd.	British Virgin Islands

Unitech Holdings International Co., Ltd.	British Virgin Islands

Real Tech Holdings Limited	British Virgin Islands

Universal ABIT Holding Co., Ltd.	British Cayman Islands

USI Enterprise Limited	Hong Kong

Universal Ample Technology Co., Limited	Hong Kong

Hirschmann Mobility Holding GmbH	Germany

Hirschmann Car Communication GmbH	Germany

Hirschmann Car Communication Kft.	Hungary

Hirschmann Car Communication, Inc.	U.S.A.

Hirschmann Car Communication S.A.S.	France

Hirschmann Car Communication (Shanghai) Co., Ltd.	Shanghai, China

Universal Global Technology Co., Limited	Hong Kong

Universal Global Technology (Kunshan) Co., Ltd.	Kun Shan, China

Universal Global Technology (Shanghai) Co., Ltd.	Shanghai, China

Universal Global Electronics (Shanghai) Co., Ltd.	Shanghai, China

Name of Subsidiary	Jurisdiction of Incorporation

USI Electronics (Shenzhen) Co., Ltd.	Shenzhen, China

Universal Global Technology (Huizhou) Co., Ltd.	Huizhou, China

Universal Optoelectronics Co., Ltd	Shanghai, China

EugenLight Technologies	Chengdu, China

Universal Global Industrial Co., Limited	Hong Kong

Universal Global Scientific Industrial Co., Ltd.	R.O.C.

USI America Inc.	U.S.A.

Universal Scientific Industrial De Mexico S.A. De C.V.	Mexico

USI Japan Co., Ltd.	Japan

Universal Scientific Industrial (France)	France

UNIVERSAL SCIENTIFIC INDUSTRIAL VIETNAM COMPANY LIMITED	Vietnam

Universal Scientific Industrial Co., Ltd.	R.O.C.

USI Science and Technology (Shenzhen) Co., Ltd.	Shenzhen, China

FINANCIERE AFG	France

MANUFACTURING POWER TUNISIA	Tunisia

ASTEELFLASH MEXICO S.A. de C.V.	Mexico

ASTEELFLASH (BEDFORD) LIMITED	United Kingdom

ASTEELFLASH FRANCE	France

ASTEELFLASH TUNISIE S.A.	Tunisia

ASTEELFLASH HONG KONG LIMITED	Hong Kong

Asteelflash Holding GmbH.	Germany

ASTEELFLASH US HOLDING CORP.	U.S.A.

ASTEELFLASH PLZEN S.R.O.	Czech Republic

ASTEEL ELECTRONICS MANUFACTURING SERVICES	Tunisia

ASTEELFLASH TECHNOLOGIE	France

AFERH TUNISIE	Tunisia

Asteelflash Suzhou Co., Ltd.	Suzhou, China

USI Asteelflash Poland Sp. z o.o.	Poland

Asteelflash Germany GmbH.	Germany

ASTEELFLASH DESIGN SOLUTIONS HAMBOURG GmbH	Germany

EN ELECTRONICNETWORK SRL	Romania

ASTEELFLASH USA CORP.	U.S.A.

Siliconware Precision Industries Co., Ltd.	R.O.C.

SPIL (B.V.I.) Holding Limited	British Virgin Islands

Siliconware Precision Malaysia Sdn. Bhd.	Malaysia

Siliconware USA, Inc.	U.S.A.

Name of Subsidiary	Jurisdiction of Incorporation

SPIL (Cayman) Holding Limited	British Cayman Islands

Siliconware Technology (Suzhou) Limited	Suzhou, China

Goodcare Holdings Inc.	R.O.C.

Goodcare Health Inc.	R.O.C.

TW Future Homecare Inc.	R.O.C.

TC SPRING CO.,LTD.	R.O.C.